Exhibit 99.1
Twilio Announces Fourth Quarter and Full Year 2023 Results

•Fourth Quarter Revenue of $1.08 billion, up 5% reported and 8% organic year-over-year
•Full Year Revenue of $4.15 billion, up 9% reported and 10% organic year-over-year
•Fourth Quarter and Full Year GAAP Loss from Operations of $362 million and $877 million, respectively
•Fourth Quarter and Full Year Non-GAAP Income from Operations of $173 million and $533 million, respectively
SAN FRANCISCO--(BUSINESS WIRE)--February 14, 2024--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, reported financial results for its fourth quarter and full year ended December 31, 2023.
“Twilio had a terrific fourth quarter to close out a strong 2023,” said Khozema Shipchandler, Twilio’s CEO. “It’s a privilege to lead the Twilio team into its next chapter as we continue to make strides on our path to GAAP profitability. We enter 2024 from a position of strength and the team is focused on further delivering on our customer engagement vision for our customers.”

Fourth Quarter 2023 Financial Highlights

•Total revenue of $1.08 billion for the fourth quarter of 2023, up 5% year-over-year. Communications revenue of $1.00 billion for the fourth quarter of 2023, up 5% year-over-year. Segment (formerly Data & Applications) revenue of $75.0 million for the fourth quarter of 2023, up 4% year-over-year.

•Total organic revenue growth of 8% year-over-year for the fourth quarter of 2023. Communications organic revenue growth of 8% year-over-year for the fourth quarter of 2023.

•GAAP loss from operations of $361.7 million for the fourth quarter of 2023, compared with GAAP loss from operations of $218.6 million for the fourth quarter of 2022.

•Non-GAAP income from operations of $172.6 million for the fourth quarter of 2023, compared with non-GAAP income from operations of $32.9 million for the fourth quarter of 2022.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $2.01 based on 181.8 million weighted average shares outstanding in the fourth quarter of 2023, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $1.24 based on 185.1 million weighted average shares outstanding in the fourth quarter of 2022.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $0.86 based on 184.0 million non-GAAP weighted average shares outstanding in the fourth quarter of 2023, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $0.22 based on 187.2 million non-GAAP weighted average shares outstanding in the fourth quarter of 2022.
•Net Cash Provided by Operating Activities of $222.5 million and Free Cash Flow of $210.9 million.

Full Year 2023 Financial Highlights
•Total revenue of $4.15 billion for the full year 2023, up 9% year-over-year. Communications revenue of $3.86 billion for the full year 2023, up 9% year-over-year. Segment (formerly Data & Applications) revenue of $295.3 million for the full year 2023, up 7% year-over-year.
•Total organic revenue growth of 10% year-over-year for the full year 2023. Communications organic revenue growth of 11% year-over-year for the full year 2023.

•GAAP loss from operations of $876.5 million for the full year 2023, compared with GAAP loss from operations of $1.21 billion for the full year 2022.

•Non-GAAP income from operations of $533.0 million for the full year 2023, compared with non-GAAP loss from operations of $4.5 million for the full year 2022.

•GAAP net loss per share attributable to common stockholders, basic and diluted, of $5.54 based on 183.3 million weighted average shares outstanding in the full year 2023, compared with GAAP net loss per share attributable to common stockholders, basic and diluted, of $6.86 based on 183.0 million weighted average shares outstanding in the full year 2022.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $2.45 based on 185.4 million non-GAAP weighted average shares outstanding in the full year 2023, compared with non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.15 based on 183.0 million non-GAAP weighted average shares outstanding in the full year 2022.
•Net Cash Provided by Operating Activities of $414.8 million and Free Cash Flow of $363.5 million.

Key Metrics
•More than 305,000 Active Customer Accounts as of December 31, 2023 compared to more than 290,000 Active Customer Accounts as of December 31, 2022.

•Dollar-Based Net Expansion Rate of 102% for the fourth quarter of 2023 compared to Dollar-Based Net Expansion Rate of 110% for the fourth quarter of 2022. Dollar-Based Net Expansion Rate of 103% for the full year 2023 compared to Dollar-Based Net Expansion Rate of 121% for the full year 2022.

•5,867 employees as of December 31, 2023.

Share Repurchase Program

•In February 2023, Twilio authorized a share repurchase program pursuant to which it may repurchase up to $1.0 billion of its outstanding Class A common stock. As of today, Twilio has completed over $730 million of repurchases, representing over 73% of the total program amount. Twilio intends to continue making progress against the balance of its share repurchase authorization in future quarters. The program expires on December 31, 2024.

Executive Leadership Update

•On January 7, 2024, Jeff Lawson resigned as Twilio’s Chief Executive Officer (“CEO”), as a member of Twilio’s Board of Directors (the “Board”) and as Board Chair, in each case, effective January 8, 2024.
•On January 7, 2024, the Board appointed Khozema Shipchandler, Twilio’s President, Communications, as CEO of Twilio and as a member of the Board, effective January 8, 2024.
Business Unit Update

•In the fourth quarter of 2023, Twilio moved its Flex and Marketing Campaigns products from its Data & Applications business unit to its Communications business unit. Twilio has also renamed its Data & Applications business unit to Twilio Segment, which includes both its Segment and Engage products. As a result of these changes, all segment-level results and metrics have been recast accordingly.

Segment Update

•Twilio announced that management is undergoing an operational review of the Segment business unit in order to identify the appropriate path forward for improved execution and profitable growth. Twilio management will provide more details on the outcome of this review upon its completion in March of 2024. During the fourth quarter, Twilio recorded a $285.7 million impairment related to the intangible assets acquired as part of the Segment acquisition.

Outlook
Twilio plans to provide its full-year 2024 non-GAAP income from operations outlook, as well as any updates to its financial framework, following the completion of the Segment operational review in March of 2024. At a minimum, Twilio expects to exceed its 2023 non-GAAP income from operations for the full-year 2024.

Twilio is initiating guidance for the first quarter ending March 31, 2024.

Q1 FY24 Guidance
Revenue (millions)	$1,025 - $1,035
Y/Y Revenue Growth	2% - 3%
Y/Y Organic Revenue Growth	5% - 6%
Non-GAAP income from operations (millions)	$120 - $130
Non-GAAP diluted earnings per share (1)	$0.56 - $0.60
Non-GAAP weighted average diluted shares outstanding (millions)	185

(1) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Conference Call Information
Twilio posted prepared remarks on its investor relations website at https://investors.twilio.com. Twilio is hosting a Q&A conference call today, February 14, 2024, to discuss its fourth quarter and full year 2023 financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the webcast in advance by visiting https://events.q4inc.com/attendee/764646733. The live webcast of the conference call, as well as a replay, will be available on the investor relations website.
Twilio uses its investor relations website and its X (formerly Twitter) feed (@twilio), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twilio’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: Twilio’s future financial performance, including Twilio’s expected financial results and guidance; Twilio’s expectations regarding profitability, including when it will become profitable on GAAP and non-GAAP bases; Twilio’s anticipated strategies and business plans, including future strategic partnerships; Twilio’s expectations regarding the operational review of Segment; the ongoing effects of Twilio’s recent workforce reductions and other cost-saving measures; the reorganization of Twilio’s business and the shift in its segment reporting structure; Twilio’s expectations regarding compensation programs; Twilio’s expectations regarding its sales pipeline, the benefits of recently signed deals, new product releases, increased investment and go-to-market focus to capture market share, revenue growth, profit potential, anticipated cash flows, strategy for streamlining the customer experience, the effects of registering certain messaging traffic on Twilio’s results of operations; Twilio’s ability to develop products related to generative artificial intelligence and machine learning, including CustomerAI and its use cases; Twilio’s ability to deliver on its product roadmap; Twilio’s expectations regarding share repurchases; and Twilio’s expectations regarding the impact of macroeconomic and industry conditions, the impact of such conditions on Twilio’s customers, and Twilio’s ability to operate in such conditions. You should not rely upon forward-looking statements as predictions of future events.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.
The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release or the accompanying conference call to reflect events or circumstances occurring after this press release or accompanying conference call, as applicable, or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. Twilio uses these non-GAAP financial measures to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio believes that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Twilio believes organic revenue, organic revenue growth, Communications organic revenue and Communications organic revenue growth are useful in understanding the ongoing results of its operations on a consolidated basis and at the segment level. Twilio believes free cash flow provides useful supplemental information to help investors understand underlying trends in its business and its liquidity.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. Twilio has not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, Twilio defines non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation. Segment-level non‑GAAP gross profit and non‑GAAP gross margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non-GAAP Gross Profit Growth. For the periods presented, Twilio calculates non-GAAP gross profit growth by dividing (i) non-GAAP gross profit for the period presented less non-GAAP gross profit in the comparative period by (ii) non-GAAP gross profit in the comparative period.

Non‑GAAP Operating Expenses. For the periods presented, Twilio defines non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, Twilio defines non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets. Segment-level non‑GAAP income (loss) from operations and non‑GAAP operating margin are calculated using the same methodology, but using (and excluding, as applicable) only revenue and expenses attributable to the applicable segment.

Non-GAAP Stock-Based Compensation Expense and Non-GAAP Stock-Based Compensation Expense as a Percentage of Revenue. For the periods presented, Twilio defines non-GAAP stock-based compensation expense as GAAP stock-based compensation expense, adjusted to exclude stock-based compensation reflected in restructuring costs.

Non‑GAAP Net Income (Loss) Attributable to Common Stockholders and Non‑GAAP Net Income (Loss) Per Share Attributable to Common Stockholders. For the periods presented, Twilio defines non-GAAP net income (loss) attributable to common stockholders and non‑GAAP net income (loss) per share attributable to common stockholders, diluted (which is often referred to as “non-GAAP diluted earnings per share”) as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude share-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, amortization of debt discount and issuance costs, income tax benefit related to acquisitions, charitable contributions, share of losses from equity method investment, restructuring costs, impairment of long-lived assets and impairment of strategic investments.

Organic Revenue. For the periods presented, Twilio defines organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from application-to-person (“A2P”) 10DLC fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged, and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. A2P 10DLC fees are fees imposed by U.S. mobile carriers for A2P SMS messages delivered to its subscribers, and we pass these fees to our messaging customers at cost. Communications organic revenue is calculated using the same methodology, but using (and excluding, as applicable) only revenue attributable to the Communications segment.

Organic Revenue Growth. For the periods presented, Twilio calculates organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P 10DLC fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P 10DLC fees is included or excluded in organic revenue in the comparative period for purposes of the denominator in the organic revenue growth calculation. As a result, the denominator used in this calculation will not always equal the organic revenue reported for the comparative period. Communications organic revenue growth is calculated using the same methodology, but using (and excluding, as applicable) only revenue attributable to the Communications segment.

Free Cash Flow. For the periods presented, Twilio calculates free cash flow as net cash provided by operating activities, excluding capitalized software development costs and purchases of long-lived and intangible assets.

Operating Metrics
Twilio reviews a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of Twilio’s competitors due to differences in methodology. The numbers that Twilio uses to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what Twilio believes to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. Twilio regularly reviews and may adjust its processes for calculating its internal metrics to improve their accuracy. If investors or analysts do not perceive Twilio’s metrics to be accurate representations of its business, or if Twilio discovers material inaccuracies in its metrics, Twilio’s reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. Communications Active Customer Accounts and Segment Active Customer Accounts are calculated using the same methodology, but using only revenue recognized from accounts in the respective segment. The number of consolidated and Communications Active Customer Accounts is rounded down to the nearest thousand. The number of Segment Active Customer Accounts is rounded down to the nearest hundred.
Twilio believes that the number of Active Customer Accounts, on an aggregate basis and at the segment level, is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month.

Dollar-Based Net Expansion Rate. Twilio’s Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts and customer accounts from Zipwhip, Inc. in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, Twilio first identifies the cohort of Active Customer Accounts and customer accounts from Zipwhip, Inc. that were Active Customer Accounts or customer accounts from Zipwhip, Inc. in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. As a result, for the quarter ended December 31, 2023, Twilio's Dollar-Based Net Expansion Rate excludes the contributions from acquisitions made after October 1, 2022. Revenue from divestitures does not impact the Dollar-Based Net Expansion Rate calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter. As a result, for the quarter ended December 31, 2023, Twilio’s Dollar-Based Net Expansion Rate excludes the contributions from divestitures made after December 31, 2022. Communications Dollar-Based Net Expansion Rate and Segment Dollar-Based Net Expansion Rate are calculated using the same methodology, but using only revenue attributable to the respective segment and Active Customer Accounts and customer accounts from Zipwhip, Inc. for that respective segment. Revenue from customer accounts from Zipwhip, Inc., which Twilio acquired on July 14, 2021, has been included in Twilio’s Dollar-Based Net Expansion Rate beginning in the quarter ended December 31, 2022.

Twilio believes that measuring Dollar-Based Net Expansion Rate, on an aggregate basis and at the segment level, provides an important indication of the performance of Twilio’s efforts to increase revenue from existing customers. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on Twilio’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when Twilio lowers usage prices on a product. As Twilio’s customers grow their businesses and extend the use of Twilio's platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when Twilio identifies a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
Revenue	$1,075,950	$1,024,574
Cost of revenue	544,784	543,432
Gross profit	531,166	481,142
Operating expenses:
Research and development	235,645	274,094
Sales and marketing	238,602	296,335
General and administrative	106,968	125,095
Restructuring costs	25,452	4,185
Impairment of long-lived assets	286,226	—
Total operating expenses	892,893	699,709
Loss from operations	(361,727)	(218,567)
Other income (expenses), net:
Share of losses from equity method investment	(28,059)	(21,939)
Other income, net	30,132	20,281
Total other income (expenses), net	2,073	(1,658)
Loss before provision for income taxes	(359,654)	(220,225)
Provision for income taxes	(5,754)	(9,197)
Net loss attributable to common stockholders	$(365,408)	$(229,422)

Net loss per share attributable to common stockholders, basic and diluted	$(2.01)	$(1.24)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	181,786,135	185,120,702

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Year Ended December 31,
	2023	2022
Revenue	$4,153,945	$3,826,321
Cost of revenue	2,110,015	2,012,744
Gross profit	2,043,930	1,813,577
Operating expenses:
Research and development	942,790	1,079,081
Sales and marketing	1,022,985	1,248,032
General and administrative	468,459	517,414
Restructuring costs	165,733	76,636
Impairment of long-lived assets	320,504	97,722
Total operating expenses	2,920,471	3,018,885
Loss from operations	(876,541)	(1,205,308)
Other expenses, net:
Share of losses from equity method investment	(121,897)	(35,315)
Impairment of strategic investments	(46,154)	—
Other income (expenses), net	47,863	(3,009)
Total other expenses, net	(120,188)	(38,324)
Loss before provision for income taxes	(996,729)	(1,243,632)
Provision for income taxes	(18,712)	(12,513)
Net loss attributable to common stockholders	$(1,015,441)	$(1,256,145)

Net loss per share attributable to common stockholders, basic and diluted	$(5.54)	$(6.86)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	183,327,844	182,994,038

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$655,931	$651,752
Short-term marketable securities	3,356,064	3,503,317
Accounts receivable, net	562,773	547,507
Prepaid expenses and other current assets	329,204	281,510
Total current assets	4,903,972	4,984,086
Property and equipment, net	209,639	263,979
Operating right-of-use assets	73,959	121,341
Equity method investment	593,582	699,911
Intangible assets, net	350,490	849,935
Goodwill	5,243,266	5,284,153
Other long-term assets	234,799	360,899
Total assets	$11,609,707	$12,564,304

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$119,615	$124,605
Accrued expenses and other current liabilities	424,311	490,221
Deferred revenue and customer deposits	144,499	139,110
Operating lease liability, current	49,872	54,222
Total current liabilities	738,297	808,158
Operating lease liability, noncurrent	120,770	164,551
Finance lease liability, noncurrent	9,191	21,290
Long-term debt, net	988,953	987,382
Other long-term liabilities	19,944	23,881
Total liabilities	1,877,155	2,005,262
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	182	186
Additional paid-in capital	14,797,723	14,055,853
Accumulated other comprehensive income (loss)	619	(121,161)
Accumulated deficit	(5,065,972)	(3,375,836)
Total stockholders’ equity	9,732,552	10,559,042
Total liabilities and stockholders’ equity	$11,609,707	$12,564,304

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,015,441)	$(1,256,145)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	284,413	279,127
Non-cash reduction to the right-of-use asset	26,971	47,160
Net amortization of investment premium and discount	(44)	33,165
Impairment of long-lived assets	320,504	97,722
Stock-based compensation including restructuring	675,857	798,560
Amortization of deferred commissions	72,892	57,913
Realized and unrealized losses on equity securities	8,043	—
Provision for doubtful accounts	51,859	35,012
Value of shares of Class A common stock issued and donated to charity	5,346	9,541
Share of losses from equity method investment	121,897	35,315
Impairment of strategic investments	46,154	—
Loss on net assets divested	32,277	—
Other adjustments	14,669	4,905
Changes in operating assets and liabilities:
Accounts receivable	(85,093)	(194,655)
Prepaid expenses and other current assets	(56,283)	(94,326)
Other long-term assets	(2,328)	(146,458)
Accounts payable	12,370	30,336
Accrued expenses and other current liabilities	(51,816)	75,430
Deferred revenue and customer deposits	5,371	(2,688)
Operating lease liabilities	(56,340)	(54,450)
Other long-term liabilities	3,474	(9,832)
Net cash provided by (used in) operating activities	414,752	(254,368)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired and payments related to prior period acquisitions	(5,770)	(37,410)
Divestitures, net of cash divested	38,194	—
Purchases of marketable securities and other investments	(1,953,003)	(1,938,337)
Proceeds from sales and maturities of marketable securities	2,200,417	1,439,477
Capitalized software development costs	(39,925)	(45,761)
Purchases of long-lived and intangible assets	(11,310)	(34,421)
Net cash provided by (used in) investing activities	228,603	(616,452)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of costs related to public offerings	—	(35)
Principal payments on debt and finance leases	(16,134)	(13,423)
Value of equity awards withheld for tax liabilities	(2,565)	(1,098)
Repurchases of shares of Class A common stock and related costs	(668,751)	—
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	43,840	59,563
Net cash (used in) provided by financing activities	(643,610)	45,007
Effect of exchange rate changes on cash, cash equivalents and restricted cash	108	60
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(147)	(825,753)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	656,078	1,481,831
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$655,931	$656,078

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
GAAP gross profit	$531,166	$481,142
GAAP gross margin	49%	47%
Non-GAAP adjustments:
Stock-based compensation	7,666	6,505
Amortization of acquired intangibles	24,591	30,052
Payroll taxes related to stock-based compensation	200	82
Non-GAAP gross profit	$563,623	$517,781
Non-GAAP gross margin	52%	51%

GAAP research and development	$235,645	$274,094
Non-GAAP adjustments:
Stock-based compensation	(84,772)	(95,166)
Amortization of acquired intangibles	(653)	(420)
Payroll taxes related to stock-based compensation	(979)	(953)
Non-GAAP research and development	$149,241	$177,555
Non-GAAP research and development as % of revenue	14%	17%

GAAP sales and marketing	$238,602	$296,335
Non-GAAP adjustments:
Stock-based compensation	(41,046)	(55,284)
Amortization of acquired intangibles	(17,227)	(20,429)
Payroll taxes related to stock-based compensation	(658)	(781)
Non-GAAP sales and marketing	$179,671	$219,841
Non-GAAP sales and marketing as % of revenue	17%	21%

GAAP general and administrative	$106,968	$125,095
Non-GAAP adjustments:
Stock-based compensation	(31,087)	(36,344)
Acquisition and divestiture related expenses	(40)	—
Payroll taxes related to stock-based compensation	(409)	(207)
Charitable contributions	(13,361)	(1,025)
Non-GAAP general and administrative	$62,071	$87,519
Non-GAAP general and administrative as % of revenue	6%	9%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
GAAP loss from operations	$(361,727)	$(218,567)
GAAP operating margin	(34)%	(21)%
Non-GAAP adjustments:
Stock-based compensation	164,571	193,299
Amortization of acquired intangibles	42,471	50,901
Acquisition and divestiture related expenses	40	—
Payroll taxes related to stock-based compensation	2,246	2,023
Charitable contributions	13,361	1,025
Restructuring costs	25,452	4,185
Impairment of long-lived assets	286,226	—
Non-GAAP income from operations	$172,640	$32,866
Non-GAAP operating margin	16%	3%

GAAP net loss attributable to common stockholders	$(365,408)	$(229,422)
Non-GAAP adjustments:
Stock-based compensation	164,571	193,299
Amortization of acquired intangibles	42,471	50,901
Acquisition and divestiture related expenses	40	—
Payroll taxes related to stock-based compensation	2,246	2,023
Accretion of debt discount and issuance costs	398	397
Income tax benefit related to acquisitions	(631)	(2,664)
Provision of income tax effects related to non-GAAP adjustments	(38,312)	—
Charitable contributions	13,361	1,025
Share of losses of equity method investment	28,059	21,939
Restructuring costs	25,452	4,185
Impairment of long-lived assets	286,226	—
Gains on strategic investments	—	(631)
Non-GAAP net income attributable to common stockholders	$158,473	$41,052
Non-GAAP net income attributable to common stockholders as % of revenue	15%	4%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended December 31,
	2023	2022
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(2.01)	$(1.24)
Non-GAAP adjustments:
Stock-based compensation	0.89	1.03
Amortization of acquired intangibles	0.23	0.27
Acquisition and divestiture related expenses	—	—
Payroll taxes related to stock-based compensation	0.01	0.01
Accretion of debt discount and issuance costs	—	—
Income tax benefit related to acquisitions	—	(0.01)
Provision of income tax effects related to non-GAAP adjustments	(0.21)	—
Charitable contributions	0.07	0.01
Share of losses of equity method investment	0.15	0.12
Restructuring costs	0.14	0.02
Impairment of long-lived assets	1.56	—
Other dilutive	0.03	0.01
Non-GAAP net income per share attributable to common stockholders, diluted	$0.86	$0.22

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic	181,786,135	185,120,702

Weighted Average Diluted Shares Outstanding	2,248,261	2,104,014

Non-GAAP weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	184,034,396	187,224,716

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2023	2022
GAAP gross profit	$2,043,930	$1,813,577
GAAP gross margin	49%	47%
Non-GAAP adjustments:
Stock-based compensation	26,343	21,136
Amortization of acquired intangibles	113,266	122,653
Payroll taxes related to stock-based compensation	699	539
Non-GAAP gross profit	$2,184,238	$1,957,905
Non-GAAP gross margin	53%	51%

GAAP research and development	$942,790	$1,079,081
Non-GAAP adjustments:
Stock-based compensation	(331,526)	(374,846)
Amortization of acquired intangibles	(1,913)	(1,680)
Acquisition and divestiture related expenses	(488)	—
Payroll taxes related to stock-based compensation	(6,779)	(11,274)
Non-GAAP research and development	$602,084	$691,281
Non-GAAP research and development as a % of revenue	14%	18%

GAAP sales and marketing	$1,022,985	$1,248,032
Non-GAAP adjustments:
Stock-based compensation	(183,389)	(240,109)
Amortization of acquired intangibles	(77,128)	(81,841)
Acquisition and divestiture related expenses	(1,091)	—
Payroll taxes related to stock-based compensation	(3,715)	(9,539)
Non-GAAP sales and marketing	$757,662	$916,543
Non-GAAP sales and marketing as a % of revenue	18%	24%

GAAP general and administrative	$468,459	$517,414
Non-GAAP adjustments:
Stock-based compensation	(121,584)	(148,194)
Amortization of acquired intangibles	—	(7)
Acquisition and divestiture related expenses	(3,976)	(2,621)
Loss on net assets divested	(32,277)	—
Payroll taxes related to stock-based compensation	(1,792)	(2,480)
Charitable contributions	(17,346)	(9,541)
Non-GAAP general and administrative	$291,484	$354,571
Non-GAAP general and administrative as a % of revenue	7%	9%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2023	2022
GAAP loss from operations	$(876,541)	$(1,205,308)
GAAP operating margin	(21)%	(32)%
Non-GAAP adjustments:
Stock-based compensation	662,842	784,285
Amortization of acquired intangibles	192,307	206,181
Acquisition and divestiture related expenses	5,555	2,621
Loss on net assets divested	32,277	—
Payroll taxes related to stock-based compensation	12,985	23,832
Charitable contributions	17,346	9,541
Restructuring costs	165,733	76,636
Impairment of long-lived assets	320,504	97,722
Non-GAAP income from operations	$533,008	$(4,490)
Non-GAAP operating margin	13%	—%

GAAP net loss attributable to common stockholders	$(1,015,441)	$(1,256,145)
Non-GAAP adjustments:
Stock-based compensation	662,842	784,285
Amortization of acquired intangibles	192,307	206,181
Acquisition and divestiture related expenses	5,555	2,621
Loss on net assets divested	32,277	—
Payroll taxes related to stock-based compensation	12,985	23,832
Accretion of debt discount and issuance costs	1,571	1,490
Income tax benefit related to acquisition	(1,382)	(7,617)
Provision of income tax effects related to non-GAAP adjustments	(108,044)	—
Charitable contributions	17,346	9,541
Share of losses of equity method investment	121,897	35,315
Restructuring costs	165,733	76,636
Impairment of long-lived assets	320,504	97,722
Impairment of (gains on) strategic investments	46,154	(631)
Non-GAAP net income (loss) attributable to common stockholders	$454,304	$(26,770)
Non-GAAP net income (loss) attributable to common stockholders as % of revenue	11%	(1)%

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Year Ended December 31,
	2023	2022
GAAP net loss per share attributable to common stockholders, basic and diluted*	$(5.54)	$(6.86)
Non-GAAP adjustments:
Stock-based compensation	3.58	4.29
Amortization of acquired intangibles	1.04	1.13
Acquisition and divestiture related expenses	0.03	0.01
Loss on net assets divested	0.17	—
Payroll taxes related to stock-based compensation	0.07	0.13
Accretion of debt discount and issuance costs	0.01	0.01
Income tax benefit related to acquisition	(0.01)	(0.04)
Provision for income tax effects related to non-GAAP adjustments	(0.58)	—
Charitable contributions	0.09	0.05
Share of losses of equity method investment	0.66	0.19
Restructuring costs	0.89	0.42
Impairment of long-lived assets	1.73	0.53
Impairment of (gains on) strategic investments	0.25	—
Other dilutive	0.06	—
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$2.45	$(0.15)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	183,327,844	182,994,038

Weighted average dilutive shares outstanding	2,052,559	—

Non-GAAP weighted-average shares used to compute Non-GAAP net income (loss) per share attributable to common stockholders, diluted	185,380,403	182,994,038

* Some columns may not add due to rounding.

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023
GAAP Revenue	$1,075,950	$4,153,945
Acquisition revenue	—	(2,088)
Divestiture revenue	—	(6,142)
Organic revenue	$1,075,950	$4,145,715
GAAP Revenue Y/Y Growth	5%	9%
Organic Revenue Y/Y Growth	8%[1]	10%[2]

¹ Organic revenue for the three months ended December 31, 2022, when used as the denominator for Organic Revenue Growth for the three months ended December 31, 2023, excludes $30.0 million of divestiture revenue. Revenue for the three months ended December 31, 2022 was $1.02 billion.

2 Organic revenue for the year ended December 31, 2022, when used as the denominator for Organic Revenue Growth for the year ended December 31, 2023, excludes $0.6 million of acquisition revenue and $65.8 million of divestiture revenue. Revenue for the year ended December 31, 2022 was $3.83 billion.

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023
GAAP Communications Revenue	$1,000,920	$3,858,693
Acquisition revenue	—	(2,088)
Divestiture revenue	—	(6,142)
Communications organic revenue	$1,000,920	$3,850,463
GAAP Communications Revenue Y/Y Growth	5%	9%
Communications Organic Revenue Y/Y Growth	8%[1]	11%[2]

¹ Communications organic revenue for the three months ended December 31, 2022, when used as the denominator for Communications Organic Revenue Growth for the three months ended December 31, 2023, excludes $30.0 million of divestiture revenue. Communications revenue for the three months ended December 31, 2022, was $952.5 million.

2 Communications organic revenue for the year ended December 31, 2022, when used as the denominator for Communications Organic Revenue Growth for the year ended December 31, 2023, excludes $0.6 million of acquisition revenue and $65.8 million of divestiture revenue. Communications revenue for the year ended December 31, 2022, was $3.55 billion.

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023
Free cash flow
Net cash provided by operating activities	$222,545	$414,752
Capitalized software development costs	(9,399)	(39,925)
Purchase of long-lived and intangible assets	(2,291)	(11,310)
Free cash flow	$210,855	$363,517

TWILIO INC.
Segment Operating Results
(In thousands)
(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2023	2023
Revenue:
Communications	$1,000,920	$3,858,693
Segment	75,030	295,252
Total	$1,075,950	$4,153,945
Non-GAAP income (loss) from operations:
Communications	$248,391	$841,990
Segment	(18,493)	(72,430)
Corporate costs	(57,258)	(236,552)
Total	$172,640	$533,008

Reconciliation of non-GAAP income from operations to loss from operations:
Total non-GAAP income from operations	$172,640	$533,008
Stock-based compensation	(164,571)	(662,842)
Amortization of acquired intangibles	(42,471)	(192,307)
Acquisition and divestiture related expenses	(40)	(5,555)
Loss on net assets divested	—	(32,277)
Payroll taxes related to stock-based compensation	(2,246)	(12,985)
Charitable contributions	(13,361)	(17,346)
Restructuring costs	(25,452)	(165,733)
Impairment of long-lived assets	(286,226)	(320,504)
Loss from operations	(361,727)	(876,541)
Other income (expenses), net	2,073	(120,188)
Loss before provision for income taxes	$(359,654)	$(996,729)

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com